Supplemental Operating and Financial Data Q2 2022 Exhibit 99.1

Veris Residential Inc. (the “Company”, “VRE”, “we”, “our”, “us”) considers portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward- looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants and residents will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Among the factors about which we have made assumptions are: • risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of our business and the financial condition of our tenants and residents; • the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; • the extent of any tenant bankruptcies or of any early lease terminations; • our ability to lease or re-lease space at current or anticipated rents; • changes in the supply of and demand for our properties; • changes in interest rate levels and volatility in the securities markets; • our ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment; • our ability to attract, hire and retain qualified personnel; • forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, leasing activities, capitalization rates, and projected revenue and income; • changes in operating costs; • our ability to obtain adequate insurance, including coverage for natural disasters and terrorist acts; • our credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and our future interest expense; • changes in governmental regulation, tax rates and similar matters; and • other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact us and the statements contained herein, see Item 1A: Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of VRE. Any offers to sell or solicitations of VRE shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by VRE for the same period with the Securities and Exchange Commission (the “SEC”) and all of the VRE’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification. This Supplemental Operating and Financial Data should be read in connection with the Company’s second quarter 2022 earnings press release (included as Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed on August 3, 2022), as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating and Financial Data. Forward-Looking Statements 2

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables above. Core FFO is defined as FFO, as adjusted for items that may distort the comparative measurement of the Company’s performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired above/below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. Core FFO and AFFO are presented solely as supplemental disclosures that the Company’s management believes provides useful information regarding the Company's operating performance and its ability to fund its dividends. There are not generally accepted definitions established for Core FFO or AFFO. Therefore, the Company's measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs. A reconciliation of net income to Core FFO and AFFO are included in the financial tables above. Net operating income (“NOI”) represents total revenues less total operating expenses, as reconciled to net income above. Same Store GAAP NOI and Same Store Cash NOI are reconciled to Total Property Revenues. The Company considers NOI, Same Store GAAP NOI, and Same Store Cash NOI to be meaningful non-GAAP financial measures for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI, Same Store GAAP NOI, Same Store Cash NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed. Same Store includes specific properties, which represent all in-service properties owned by the Company during the reported period, excluding properties sold, disposed of, held for sale, removed from service, or for any reason considered not stabilized, or being redeveloped or repositioned in the reporting period. Adjusted EBITDA is a non-GAAP financial measure. The Company computes Adjusted EBITDA in accordance with what it believes are industry standards for this type of measure, which may not be comparable to Adjusted EBITDA reported by other REITs. The Company defines Adjusted EBITDA as Core FFO , plus interest expense, plus income tax expense, plus income (loss) in noncontrolling interest in consolidated joint ventures, and plus adjustments to reflect the entity's share of Adjusted EBITDA of unconsolidated joint ventures. The Company presents Adjusted EBITDA because the Company believes that Adjusted EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity. EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of Nareit in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. The Company presents EBITDAre, because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity. 3 Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre

4 Company Highlights

5 Q2 2022 Highlights • The 6,691-unit operating multifamily portfolio and Same Store 5,825-unit operating multifamily portfolio were 97.1% and 96.8% occupied, respectively, as of June 30, 2022 • Same Store NOI for the operating multifamily portfolio increased year-over-year and quarter-over-quarter by 28.0% and 8.2%, respectively, reflecting higher occupancy, lower concessions and increasing market rents • Second quarter 2022 multifamily Blended Net Rental Growth Rate1 of 21% • Strong leasing momentum continues at Haus25, a 750-unit property located in Jersey City, NJ, which was 66% leased as of July 31, 2022 with 494 leases signed since leasing commenced on April 6, 2022 • Completed acquisition of The James, a Class-A 240-unit property located in Park Ridge, NJ for $129.6 million subsequent to quarter end • The Hyatt Hotel and 23 Main Street, the Company's last suburban office property, are under binding contracts for a total sales price of $132.25  million, which dispositions are expected to generate $19.6 million of net proceeds to the Company • Refinanced the construction loan for RiverHouse 9 in Port Imperial with a five-year $110 million floating-rate loan at an interest margin of 1.21%2 over SOFR and a two-year cap at a strike rate of 3.0% • 76% of total debt is fixed and/or hedged with a weighted average maturity of five years • Released 2021 ESG report, including commitment to 50% emissions reduction as validated by the Science Based Targets initiative (SBTi) and achieved independent sector leading ESG rankings 1. Excludes Urby, Station House and RiverPark at Harrison; Blended Net Rental Growth Rate – weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease on an apartment unit compared to the rent for the prior lease of the identical apartment unit. 2. Effective rate is 1.41% including amortization of deferred financing costs.

Same Store Revenue Growth YoY 9.2% 14.2% 16.9% 6.4% 8.9% 11.7% VRE Peer Average Q4 2021 Q1 2022 Q2 2022 6 Consistent Outperformance Driven By Operational Enhancements Same Store NOI Growth YoY 21.0% 20.0% 28.0% 9.2% 11.8% 15.3% VRE Peer Average Q4 2021 Q1 2022 Q2 2022 Blended Net Rental Growth Rate 12.9% 15.8% 20.8% 12.5% 13.9% 14.9% VRE Peer Average Q4 2021 Q1 2022 Q2 2022 Notes: Peers included are AvalonBay Communities, AIR Communities, Camden Property Trust, Essex Property Trust, Equity Residential, MAA, UDR and WashREIT. Veris Residential Q4 2021 Same Store revenue and NOI exclude Emery, which was included in Q1 2022 and Q2 2022. Veris Residential Blended Net Rental Growth Rate is based on Same Store assets excluding Urby, Station House and RiverPark at Harrison. Peer information is based on Same Store.

Three Months Ended Three Months Ended June 30, 2022 March 31, 2022 June 30, 2022 March 31, 2022 Net Income / (Loss) per Diluted Share $0.25 $(0.13) Key Portfolio Statistics Core FFO per Diluted Share(1) $0.15 $0.09 Multifamily Portfolio Weighted Average - Diluted Shares(2) 100,352,307 99,934,499 Operating Units 6,691 6,691 Total Equity $1.8 billion $2.2 billion % Physical Occupancy 97.1% 97.5% Total Debt $2.2 billion $2.2 billion Average Rent per Home $3,198 $3,069 Total Capitalization $4.1 billion $4.5 billion Lease-Up Units (Previously In-Construction) 750 750 Debt-to-Undepreciated Assets 45.2% 44.9% Land Bank Units 5,459 7,257 Net Debt $2.2 billion $2.1 billion Office Portfolio Annualized Adjusted EBITDA(1) $154,588 $113,692 Square Feet of Office Space 4.3 million 4.3 million Net Debt-to-Adjusted EBITDA 14.1x 18.8x Consolidated In-Service Properties 6 6 Interest Coverage Ratio(1) 2.2x 1.9x % Leased Office 73.0% 73.3% % Commenced Occupancy 66.9% 66.7% Cash Rental Rate Roll-Up/(Down)(3) (4.0)% (11.7)% GAAP Rental Rate Roll-Up/(Down)(3) (4.5)% (4.9)% Average In-Place Rent per Square Foot $38.24 $38.75 7 Q2 2022 Key Financial Metrics 1. See “Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre”. FFO is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (Nareit). Interest Coverage Ratio is calculated as Adjusted EBITDA divided by interest expense. 2. Includes any outstanding preferred units presented on a converted basis into common units, noncontrolling interests in consolidated joint ventures and redeemable noncontrolling interests. 3. Cash Rental Rate Roll-Up is the change in starting rent for applicable signed lease transactions in the period compared to the last month’s rent for the prior space leased. GAAP Rental Rate Roll-Up is the change in average monthly rent for applicable signed lease transactions in the period compared to the average monthly rent for the prior space leased.

Components of Net Asset Value – Multifamily

$ in thousands

Real Estate Portfolio - Multifamily

Operating Multifamily NOI (Q2 Annualized)[1]	Total	At Share
New Jersey Waterfront	$92,480	$79,112
Massachusetts	23,208	23,208
Other	18,868	11,598
Lease-up Properties stabilized in Q4 2021[2]	20,396	15,445
Haus25[3] (Stabilized NOI)	28,707	28,707
Total Multifamily NOI	**$183,659**	**$158,070**
Commercial (Q2 Annualized)	4,926	3,188
Hotels (Q2 Annualized)	6,744	6,744
Total NOI	**$195,329**	**$168,002**

Multifamily Land Value

Gross Estimated Proceeds from Land Sales[4]		25,500
Estimated Value of Land[5]		270,594

Other Assets

Cash and Cash Equivalents	$11,738
Restricted Cash	23,011
Other Assets[6]	141,737
Subtotal Other Assets	**$176,486**

Liabilities

Operating - Consolidated Debt at Share	$1,456,868
Operating - Unconsolidated Debt at Share	313,342
Lease-Up - Wholly Owned Debt	291,672
Lease-Up - Unfunded Wholly Owned Debt	8,328
Hotels Debt	89,000
Other Liabilities	39,330
Subtotal Liabilities	**$2,198,540**

Other Considerations

Rockpoint Interest	$476,094

Outstanding Shares

Common Shares (Outstanding as of June 30, 2022)	100,353,001
Fully Diluted Shares for Q2 2022	100,352,307

Notes: See "Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre". Net Asset Value ("NAV") is the metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company. Excludes other unconsolidated JV.

1. Please see Operating Portfolio - Multifamily details for breakdown.
2. Includes RiverHouse 9, Capstone at Port Imperial and The Upton.
3. See Lease-Up Portfolio details for costs.
4. Includes 2 land parcels under contract.
5. Based on 5,009 potential units.
6. Includes Port Imperial Park Parcel and Urby II / III held in Qualified Intermediary.

8

Components of Net Asset Value – Other

$ in thousands

Real Estate Portfolio - Office

Office NOI (Q2 Annualized)	Total	At Share
Waterfront[1]	$28,804	$28,804
Suburban	4,564	4,564
Hotel	12,752	6,376
Total GAAP NOI[2]	**$46,120**	**$39,744**
Less: straight-lining of rents adj. and ASC 805	124	124
Total Cash NOI[3]	**$45,996**	**$39,620**

Office Sales / Land Value

Gross Proceeds from Office Sale	$380,000
Estimated Value of Land[4]	94,008

Other Assets

Cash and Cash Equivalents	$17,335
Restricted Cash	1,345
Other Assets	121,373
Subtotal Other Assets	**$140,053**

Liabilities

Revolving Credit Facility	$76,000
Consolidated Property Debt	250,000
Unconsolidated Property Debt at Share	50,000
Other Liabilities	51,081
Subtotal Liabilities	**$427,081**

Other Considerations

Preferred Equity / LP Interest	$40,231

Outstanding Shares

Common Shares (Outstanding as of June 30, 2022)	100,353,001
Fully Diluted Shares for Q2 2022	100,352,307

Notes: See "Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre". Net Asset Value ("NAV") is the metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company. Excludes other unconsolidated JV.

1. Excludes annualized Q2 Cash NOI from a property in Jersey City, NJ under contract as of June 30, 2022.
2. The aggregate sum of: property-level revenue, straight-line and ASC 805 adjustments over the given time period; less: operating expense, real estate taxes and utilities over the same store portfolio.
3. The aggregate sum of: property-level revenue, excluding straight-line and ASC 805 adjustments over the given time period; less: operating expense, real estate taxes and utilities over the same store portfolio.
4. Estimated Land is based on the estimated buildable SF and marketable units at estimated market pricing. Includes Harborside Plaza 4, 3 Campus, Route 34 and Columbia.

9

Office $ in thousands (incl. per unit values) except per SF Location Transaction Date Number of Buildings SF Percentage Leased Gross Asset Value(1) Price per SF Q1 2022 Disposition 111 River Street Hoboken, NJ 01/21/22 1 566,215 81.3% $210,000 $371 Total Q1 2022 Disposition 1 566,215 81.3% $210,000 $371 Land Location Transaction Date Gross Asset Value(1) Q1 2022 Dispositions Palladium Residential Land West Windsor, NJ 03/22/22 $24,250 Palladium Commercial Land West Windsor, NJ 03/22/22 5,250 Total Q1 2022 Dispositions $29,500 Q2 2022 Dispositions Port Imperial Park Parcel Weehawken, NJ 04/15/22 $30,000 Urby II / III Jersey City, NJ 04/21/22 70,000 Total Q2 2022 Dispositions $100,000 1. Dispositions list gross sales proceeds at 100% ownership level. 10 Transaction Activity Dispositions Multifamily $ in thousands (incl. per unit values) except per SF Location Transaction Date Gross Asset Value(1) Q3 2022 Acquisition to Date The James Park Ridge, NJ 07/21/22 $129,600 Total Q3 2022 Acquisition to Date $129,600 Acquisition

Same Store Performance

$ in thousands (unaudited)

Multifamily Same Store[1]

	Three Months Ended June 30,				Six Months Ended June 30,				Sequential			
	2022	2021	Change	%	2022	2021	Change	%	Q2 2022	Q1 2022	Change	%
Total Property Revenues (GAAP)	**$46,224**	**$39,534**	**$6,690**	**16.9 %**	**$90,638**	**$78,424**	**$12,214**	**15.6 %**	**$46,224**	**$44,414**	**$1,810**	**4.1 %**
Real Estate Taxes	6,404	6,083	321	5.3 %	12,886	11,995	891	7.4 %	6,404	6,483	(79)	(1.2)%
Payroll	3,206	2,960	246	8.3 %	6,354	5,768	586	10.2 %	3,206	3,148	58	1.8 %
Repairs & Maintenance	3,192	3,288	(96)	(2.9)%	6,337	6,122	215	3.5 %	3,192	3,146	46	1.5 %
Utilities	1,111	1,162	(51)	(4.4)%	2,622	2,850	(228)	(8.0)%	1,111	1,511	(400)	(26.5)%
Insurance	1,082	893	189	21.2 %	2,167	1,773	394	22.2 %	1,082	1,085	(3)	(0.3)%
Marketing	802	1,213	(411)	(33.9)%	1,604	2,395	(791)	(33.0)%	802	802	-	-
Management Fees & Other	1,872	1,619	253	15.6 %	3,726	3,224	502	15.6 %	1,872	1,854	18	1.0 %
Total Property Expenses	**17,669**	**17,218**	**451**	**2.6 %**	**35,696**	**34,127**	**1,569**	**4.6 %**	**17,669**	**18,029**	**(360)**	**(2.0)%**
Same Store GAAP NOI[2]	**$28,555**	**$22,316**	**$6,239**	**28.0 %**	**$54,942**	**$44,297**	**$10,645**	**24.0 %**	**$28,555**	**$26,385**	**$2,170**	**8.2 %**
Total Units	5,825	5,825	-	-	5,825	5,825	-	-	5,825	5,825	-	-
% Ownership	83.9 %	83.9 %	-	-	83.9 %	83.9 %	-	-	83.9 %	83.9 %	-	-
% Occupied - Quarter End	96.8 %	92.1 %	4.7 %	-	96.8 %	92.1 %	4.7 %	-	96.8 %	97.2 %	(0.4)%	-

Notes: See "Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre".

1. Values represent the Company's pro rata ownership of operating portfolio.
2. Aggregate property-level revenue over the given period; less: operating expense, real estate taxes and utilities over the same period for the same store portfolio.

11

Balance Sheet

$ in thousands (unaudited)

	June 30, 2022				December 31, 2021
	Multifamily	Office/Corp.	Elim. / Other	Total	
ASSETS					
Rental property					
Land and leasehold interests	$322,257	$16,687	-	$338,944	$348,505
Buildings and improvements	2,412,412	517,646	-	2,930,058	2,682,223
Tenant improvements	7,365	101,530	-	108,895	106,654
Furniture, fixtures and equipment	110,454	7,089	-	117,543	100,011
Land and improvements held for development	162,521	14,215	-	176,736	144,705
Development and construction in progress	165,375	280,906	-	446,281	694,768
	3,180,384	938,073	-	4,118,457	4,076,866
Less - accumulated depreciation and amortization	(238,619)	(381,795)	-	(620,414)	(583,416)
	2,941,765	556,278	-	3,498,043	3,493,450
Rental property held for sale, net	93,828	274,797	-	368,625	618,646
Net Investment in Rental Property	3,035,593	831,075	-	3,866,668	4,112,096
Cash and cash equivalents	11,738	17,335	-	29,073	31,754
Restricted cash	23,011	1,345	-	24,356	19,701
Investments in unconsolidated joint ventures	132,790	-	-	132,790	137,772
Unbilled rents receivable, net	2,804	48,696	-	51,500	72,285
Deferred charges, goodwill and other assets, net[(1)(2)]	136,597	71,870	(5,000)	203,467	151,347
Accounts receivable	2,336	807	-	3,143	2,363
Total Assets	**$3,344,869**	**$971,128**	**$(5,000)**	**$4,310,997**	**$4,527,318**
LIABILITIES & EQUITY					
Revolving credit facility	-	76,000	-	76,000	148,000
Mortgages, loans payable and other obligations, net	1,902,334	249,155	-	2,151,489	2,241,070
Note payable to affiliate	5,000	-	(5,000)	-	-
Dividends and distributions payable	-	111	-	111	384
Accounts payable, accrued expenses and other liabilities	33,531	35,689	-	69,220	134,977
Rents received in advance and security deposits	10,329	15,093	-	25,422	26,396
Accrued interest payable	4,224	1,033	-	5,257	5,760
Total Liabilities	**1,955,418**	**377,081**	**(5,000)**	**2,327,499**	**2,556,587**
Commitments and contingencies					
Redeemable noncontrolling interests	476,094	40,231	-	516,325	521,313
Total Stockholders'/Members Equity	**874,470**	**421,810**	**-**	**1,296,280**	**1,281,982**
Noncontrolling interests in subsidiaries:					
Operating Partnership	-	132,250	-	132,250	127,053
Consolidated joint ventures	38,887	(244)	-	38,643	40,383
Total Noncontrolling Interests in Subsidiaries	**$38,887**	**$132,006**	**-**	**$170,893**	**$167,436**
Total Equity	**$913,357**	**$553,816**	**-**	**$1,467,173**	**$1,449,418**
Total Liabilities and Equity	**$3,344,869**	**$971,128**	**$(5,000)**	**$4,310,997**	**$4,527,318**

1. Includes mark-to-market lease intangible net assets of $10,706 and mark-to-market lease intangible net liabilities of $332 as of Q2 2022.
2. Includes Prepaid Expenses and Other Assets attributable to Multifamily of $123,340 as follows: (i) deposits of $9,144, (ii) other receivables of $102,852, (iii) other prepaids/assets of $9,491, and (iv) prepaid taxes of $1,853.

12

Income Statement - Quarterly Comparison

$ in thousands, except per share amounts (unaudited)

	Q2 2022				Q2 2021
	Multifamily	Office/Corp.	Less: Disc. Ops	Total	
REVENUES					
Revenue from leases:					
Base rents	$41,467	$23,133	-$1,141	$63,459	$62,415
Escalations and recoveries from tenants	1,552	3,884	(405)	5,031	4,961
Real estate services	897	-	-	897	2,593
Parking income	3,468	1,286	-	4,754	3,484
Hotel income	4,536	-	-	4,536	2,714
Other income	957	192	-	1,149	3,520
Total revenues	**52,877**	**28,495**	**(1,546)**	**79,826**	**79,687**
EXPENSES					
Real estate taxes	7,508	4,718	(194)	12,032	12,010
Utilities	1,672	1,805	-	3,477	3,151
Operating services	12,268	6,650	(212)	18,706	18,943
Real estate services expenses	2,873	47	-	2,920	3,213
General and administrative[(1)]	1,819	9,764	(1)	11,582	18,066
Dead deal and transaction-related costs	82	1,263	-	1,345	2,745
Depreciation and amortization	20,149	7,880	(296)	27,733	28,498
Property impairments	-	-	-	-	6,041
Land and other impairments	3,900	-	-	3,900	7,519
Total expenses	**50,271**	**32,127**	**(703)**	**81,695**	**100,186**
Operating Income (expense)	**2,606**	**(3,632)**	**(843)**	**(1,869)**	**(20,499)**
OTHER (EXPENSE) INCOME					
Interest expense	(15,622)	(2,085)	-	(17,707)	(16,554)
Interest and other investment income (loss)	59	130	-	189	95
Equity in earnings (loss) of unconsolidated joint ventures	2,638	-	-	2,638	349
Realized and unrealized gains (losses) on disposition	-	(4,440)	4,440	-	3,521
Gain on disposition of developable land	55,125	-	-	55,125	111
Gain (loss) from extinguishment of debt, net	(129)	-	-	(129)	(46,735)
Total other income (expense)	**42,071**	**(6,395)**	**4,440**	**40,116**	**(59,213)**
Income from continuing operations	**44,677**	**(10,027)**	**3,597**	**38,247**	**(79,712)**
Income from discontinued operations	-	-	843	843	3,601
Realized gains (losses) on disposition	-	-	(4,440)	(4,440)	2,080
Total discontinued operations	-	-	**(3,597)**	**(3,597)**	**5,681**
Net Income	**44,677**	**(10,027)**	-	**34,650**	**(74,031)**
Noncontrolling interest in consolidated joint ventures	784	-	-	784	1,198
Noncontrolling interests in Operating Partnership from continuing operations	-	(3,029)	-	(3,029)	7,742
Noncontrolling interests in Operating Partnership in discontinued operations	-	334	-	334	(517)
Redeemable noncontrolling interest	(6,016)	(350)	-	(6,366)	(6,471)
Net income (loss) available to common shareholders	**$39,445**	**$(13,072)**	-	**$26,373**	**$(72,079)**
Basic earnings per common share:					
Net income (loss) available to common shareholders				$0.25	$(0.81)
Diluted earnings per common share:					
Net income (loss) available to common shareholders				$0.25	$(0.81)
Basic weighted average shares outstanding				91,027	90,774
Diluted weighted average shares outstanding				100,352	99,873

1. General and administrative includes $1.1 million of General and administrative - property level which is also included in multifamily NOI.

13

Income Statement - Year-to-Date Comparison

$ in thousands, except per share amounts (unaudited)

	Six Months Ended June 30, 2022				Six Months Ended June 30, 2021		
	Multifamily	Office/Corp.	Less: Disc. Ops	Total	All Operations	Less: Disc. Ops	Total
REVENUES							
Revenue from leases:							
Base rents	$80,907	$45,020	$(2,283)	$123,644	$150,381	$(27,488)	$122,893
Escalations and recoveries from tenants	2,552	7,365	(729)	9,188	11,754	(3,060)	8,694
Real estate services	1,807	-	-	1,807	5,119	-	5,119
Parking income	6,450	2,481	-	8,931	6,586	(16)	6,570
Hotel income	5,953	-	-	5,953	3,767	-	3,767
Other income	1,724	26,212	-	27,936	7,215	(38)	7,177
Total revenues	**99,393**	**81,078**	**(3,012)**	**177,459**	**184,822**	**(30,602)**	**154,220**
EXPENSES							
Real estate taxes	15,415	9,504	(387)	24,532	27,583	(3,954)	23,629
Utilities	3,652	3,758	-	7,410	9,597	(2,354)	7,243
Operating services	23,423	14,025	(342)	37,106	39,883	(5,618)	34,265
Real estate services expenses	5,201	82	-	5,283	6,531	-	6,531
General and administrative[1]	3,234	27,825	(3)	31,056	32,071	(19)	32,052
Dead deal and transaction-related costs	82	1,263	-	1,345	2,745	-	2,745
Depreciation and amortization	37,552	16,991	(692)	53,851	57,978	(1,702)	56,276
Property impairments	-	-	-	-	6,041	-	6,041
Land and other impairments	6,832	-	-	6,832	7,932	-	7,932
Total expenses	**95,391**	**73,448**	**(1,424)**	**167,415**	**190,361**	**(13,647)**	**176,714**
Operating Income (expense)	**4,002**	**7,630**	**(1,588)**	**10,044**	**(5,539)**	**(16,955)**	**(22,494)**
OTHER (EXPENSE) INCOME							
Interest expense	(27,885)	(4,848)	-	(32,733)	(35,734)	1,570	(34,164)
Interest and other investment income (loss)	60	287	-	347	112	-	112
Equity in earnings (loss) of unconsolidated joint ventures	2,151	-	-	2,151	(1,107)	-	(1,107)
Realized and unrealized gains (losses) on disposition	-	(2,604)	4,440	1,836	28,382	(24,861)	3,521
Gain on disposition of developable land	55,125	2,623	-	57,748	111	-	111
Gain (loss) from extinguishment of debt, net	(129)	(6,289)	-	(6,418)	(46,735)	-	(46,735)
Total other income (expense)	**29,322**	**(10,831)**	**4,440**	**22,931**	**(54,971)**	**(23,291)**	**(78,262)**
Income from continuing operations	**33,324**	**(3,201)**	**2,852**	**32,975**	**(60,510)**	**(40,246)**	**(100,756)**
Income from discontinued operations	-	-	1,588	1,588	-	15,385	15,385
Realized gains (losses) on disposition	-	-	(4,440)	(4,440)	-	24,861	24,861
Total discontinued operations	**-**	**-**	**(2,852)**	**(2,852)**	**-**	**40,246**	**40,246**
Net Income	**33,324**	**(3,201)**	-	**30,123**	**(60,510)**	-	**(60,510)**
Noncontrolling interest in consolidated joint ventures	1,758	-	-	1,758	2,533	-	2,533
Noncontrolling interests in Operating Partnership from continuing operations	-	(2,064)	-	(2,064)	10,122	-	10,122
Noncontrolling interests in Operating Partnership in discontinued operations	-	267	-	267	(3,659)	-	(3,659)
Redeemable noncontrolling interest	(12,031)	(772)	-	(12,803)	(12,942)	-	(12,942)
Net income (loss) available to common shareholders	**$23,051**	**$(5,770)**	**-**	**$17,281**	**$(64,456)**	**-**	**$(64,456)**
Basic earnings per common share:							
Net income (loss) available to common shareholders				$0.12			$(0.75)
Diluted earnings per common share:							
Net income (loss) available to common shareholders				$0.12			$(0.75)
Basic weighted average shares outstanding				90,989			90,733
Diluted weighted average shares outstanding				100,171			99,817

1. General and administrative includes $1.8 million of General and administrative - property level which is also included in multifamily NOI.

14

FFO & Core FFO

$ in thousands except per share and ratios (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
Net income (loss) available to common shareholders	$26,373	$(72,079)	$17,281	$(64,456)
Add (deduct): Noncontrolling interest in Operating Partnership	3,029	(7,742)	2,064	(10,122)
Noncontrolling interests in discontinued operations	(334)	517	(267)	3,659
Real estate-related depreciation and amortization on continuing operations[1]	29,980	30,702	58,444	60,432
Real estate-related depreciation and amortization on discontinued operations	296	647	691	1,699
Property impairments on continuing operations	-	6,041	-	6,041
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	-	(2)	-	(2)
Continuing operations: Realized and unrealized (gains) losses on disposition of rental property, net	-	(3,521)	(1,836)	(3,521)
Discontinued operations: Realized and unrealized (gains) losses on disposition of rental property, net	4,440	(2,080)	4,440	(24,861)
Funds from operations[2]	**$63,784**	**$(47,517)**	**$80,817**	**$(31,131)**
Add/(Deduct):				
(Gain)/Loss from extinguishment of debt, net	129	46,735	6,418	46,735
Dead deal and other post-sale items in other income/expense	-	(1,351)	-	(3,068)
Dead deal and transaction-related costs	1,345	2,745	1,345	2,745
Land and other impairments	3,900	7,519	6,832	7,932
(Gain) on disposition of developable land	(55,125)	-	(57,748)	-
CEO and related management changes costs	-	-	-	2,089
Severance/Rebranding costs	1,225	7,213	8,867	8,258
Lease breakage fee, net	-	-	(22,664)	-
Interest - derivative	(2)	-	(2)	-
Core FFO	**$15,256**	**$15,344**	**$23,865**	**$33,560**
Diluted weighted average shares/units outstanding[6]	100,352	99,873	100,171	99,817
Funds from operations per share-diluted	$0.64	$(0.48)	$0.81	$(0.31)
Core Funds from Operations per share/unit-diluted	$0.15	$0.15	$0.24	$0.34
Dividends declared per common share	$0.00	$0.00	$0.00	$0.00

Notes: See endnotes and "Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre".

15

AFFO & Adjusted EBITDA

$ in thousands, except per share amounts and ratios (unaudited)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Core FFO (calculated on previous page)	**$15,256**	**$15,344**	**$23,865**	**$33,560**
Add (Deduct) Non-Cash Items:				
Straight-line rent adjustments[3]	1,981	(2,255)	6,627	(3,534)
Amortization of market lease intangibles, net	4	(620)	(106)	(1,652)
Amortization of lease inducements	37	5	75	(8)
Amortization of stock compensation	3,019	2,609	5,638	5,210
Non-real estate depreciation and amortization	325	329	650	654
Amortization of debt discount/(premium) and mark-to-market, net	-	65	-	232
Amortization of deferred financing costs	1,181	1,283	2,358	2,190
Deduct:				
Non-incremental revenue generating capital expenditures:				
Building improvements	(2,243)	(2,662)	(5,492)	(5,355)
Tenant improvements and leasing commissions[4]	(1,611)	(502)	(6,261)	(1,272)
Tenant improvements and leasing commissions on space vacant for more than one year	(9,606)	(6,354)	(15,898)	(9,156)
Core AFFO[2]	**$8,343**	**$7,242**	**$11,456**	**$20,869**
Core FFO (calculated on previous page)	**$15,256**	**$15,344**	**$23,865**	**$33,560**
Deduct:				
Equity in earnings (loss) of unconsolidated joint ventures, net	(2,638)	(349)	(2,151)	1,107
Equity in earnings share of depreciation and amortization	(2,572)	(2,531)	(5,243)	(4,806)
Add-back:				
Interest expense	17,707	16,830	32,733	35,734
Recurring JV distributions	5,223	3,545	6,618	4,766
Income (loss) in noncontrolling interest in consolidated joint ventures	(784)	(1,198)	(1,757)	(2,532)
Redeemable noncontrolling interest	6,366	6,471	12,802	12,941
Income tax expense	89	38	204	153
Adjusted EBITDA	**$38,647**	**$38,150**	**$67,071**	**$80,923**
Net debt at period end[5]	2,174,060	2,305,509	2,174,060	2,305,509
Net debt to Adjusted EBITDA	14.1x	15.1x	16.2x	14.2x

Notes: See endnotes and "Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre".

16

Notes: See unconsolidated joint venture NOI details and “Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre”. 17 Three Months Ended June 30, 2022 2021 Net Income (loss) available to common shareholders $26,373 -$72,079 Add/(Deduct): Noncontrolling interest in operating partnership 3,029 (7,742) Noncontrolling interest in discontinued operations (334) 517 Noncontrolling interest in consolidated joint ventures(a) (784) (1,198) Redeemable noncontrolling interest 6,366 6,471 Interest expense 17,707 16,830 Income tax expense 89 38 Depreciation and amortization 28,029 29,146 Deduct: Continuing operations: Realized and unrealized (gains) losses on disposition of rental property, net – (3,521) Discontinued operations: Realized and unrealized (gains) losses on disposition of rental property, net 4,440 (2,080) Equity in (earnings) loss of unconsolidated joint ventures (2,638) (349) Add: Property Impairments – 6,041 Company's share of property NOI's in unconsolidated joint ventures(1) 8,719 6,970 EBITDAre $90,996 $(20,956) Add: Loss from extinguishment of debt, net 129 46,735 Severance/Rebranding costs 1,225 7,213 Dead deal and other post-sale items in Other income – (1,240) Dead deal and transaction-related costs (1,345) 2,745 Land and other impairments 3,900 7,519 Gain on disposition of developable land (55,125) (111) CEO and related management changes – – Interest - derivative (2) – Adjusted EBITDAre $39,778 $41,905 (a) Noncontrolling interests in consolidated joint ventures: BLVD 425 (89) (301) BLVD 401 (667) (736) Port Imperial Garage South (11) (141) Port Imperial Retail South 18 23 Other consolidated joint ventures (35) (43) Net losses in noncontrolling interests $(784) $(1,198) Depreciation in noncontrolling interest in consolidated JV's 704 680 Funds from operations - noncontrolling interest in consolidated JV's $(80) $(518) Interest expense in noncontrolling interest in consolidated JV's 792 807 Net operating income before debt service in consolidated JV's $712 $289 EBITDAre - Quarterly Comparison $ in thousands (unaudited)

Debt Summary & Maturity Schedule

- 76% of the Company's total debt portfolio (consolidated and unconsolidated) is hedged or fixed at a weighted average interest rate of 3.69% with a weighted average maturity of five years

$ in thousands

	Balance	% of Total	Weighted Average Interest Rate[1]	Weighted Average Maturity in Years
Fixed Rate Debt				
Fixed Rate Secured Debt	$1,532,416	68.5%	3.70%	4.51
Variable Rate Debt				
Variable Rate Secured Debt	704,672	31.5%	3.72%	2.93
Totals / Weighted Average	**$2,237,088**	**100.0%**	**3.70%**	**4.02**
Unamortized Deferred Financing Costs	(9,599)			
Total Consolidated Debt, net	**$2,227,489**			
Partners' Share	(73,548)			
VRE Share of Total Consolidated Debt, net[2]	**$2,153,941**			
Unconsolidated Secured Debt				
VRE Share	363,342	52.6%	3.83%	5.69
Partners' Share	326,853	47.4%	3.83%	5.69
Total Unconsolidated Secured Debt	**$690,195**	**100.0%**	**3.83%**	**5.69**

Debt Maturity Schedule



$174
$76
$308
$292
$148
$483
$250
$316
$292
$72
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Construction
Office secured
Multifamily secured
Revolver
Unused Revolver Capacity

1. The actual weighted average LIBOR rate for the Company's outstanding variable rate debt was 1.03 percent as of June 30, 2022, plus the applicable spread.
2. Minority interest share of consolidated debt is comprised of $33.7 million at BLVD 425, $30.1 million at BLVD 401 and $9.7 million at Port Imperial South Garage.

18

Multifamily Debt Profile

$ in thousands

	Lender	Effective Interest Rate[1]	June 30, 2022	Date of Maturity
Secured Construction Loans				
Haus25[2]	QuadReal Finance	LIBOR+ 2.70%	291,672	12/01/24
Total Secured Construction Debt			**291,672**	
Secured Permanent Loans				
Marriott Hotels at Port Imperial	Fifth Third Bank	LIBOR+ 3.40%	89,000	04/01/23
Portside at East Pier	CBRE Capital Markets/FreddieMac	3.57%	58,998	08/01/23
Signature Place	Nationwide Life Insurance Company	3.74%	43,000	08/01/24
Liberty Towers	American General Life Insurance Company	3.37%	265,000	10/01/24
Portside II at East Pier	New York Life Insurance Co.	4.56%	97,000	03/10/26
BLVD 425	New York Life Insurance Co.	4.17%	131,000	08/10/26
BLVD 401	New York Life Insurance Co.	4.29%	117,000	08/10/26
The Upton[3]	Bank of New York Mellon	LIBOR+ 1.58%	75,000	10/27/26
145 Front at City Square	MUFG Union Bank	LIBOR+ 1.84%	63,000	12/10/26
RiverHouse 9[4]	JP Morgan Chase Bank	SOFR + 1.41%	110,000	06/21/27
Quarry Place at Tuckahoe	Natixis Real Estate Capital LLC	4.48%	41,000	08/05/27
BLVD 475	Northwestern Mutual Life	2.91%	165,000	11/10/27
RiverHouse 11	Northwestern Mutual Life	4.52%	100,000	01/10/29
Soho Lofts	New York Community Bank	3.77%	160,000	07/01/29
Port Imperial Garage South	American General Life & A/G PC	4.85%	32,418	12/01/29
The Emery	New York Community Bank	3.21%	72,000	01/01/31
Principal Balance Outstanding			**1,619,416**	
Unamortized Deferred Financing Costs			(8,754)	
Total Secured Permanent Debt			**1,610,662**	
Total Debt - Multifamily Portfolio - A			**1,902,334**	

1. Effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.
2. Haus25 construction loan can be extended to December 1, 2025.
3. Includes a 3-year LIBOR cap at a strike rate of 1.0%.
4. Includes a 2-year SOFR cap at a strike rate of 3.0%.

19

Lender Effective Interest Rate(1) June 30, 2022 Date of Maturity Secured Permanent Loans 101 Hudson Wells Fargo CMBS 3.20% 250,000 10/11/26 Principal Balance Outstanding 250,000 Unamortized Deferred Financing Costs (845) Total Secured Debt - Office Portfolio 249,155 Secured Revolving Credit Facilities & Term Loans: Secured Revolving Credit Facility 8 Lenders LIBOR + 2.75% 76,000 05/06/24 Total Debt - Office Portfolio - B 325,155 Total Debt - Multifamily Portfolio - A 1,902,334 Total Consolidated Debt: A + B = C 2,227,489 20 Office Debt Profile $ in thousands

Property Units Physical Occupancy VRE's Nominal Ownership(1) Q2 2022 NOI(2) Total Debt VRE Share of Q2 NOI VRE Share of Debt Multifamily Urby Harborside 762 97.4% 85.0% $4,991 $189,845 $4,242 $161,368 RiverTrace at Port Imperial 316 96.8% 22.5% 1,896 82,000 427 18,450 Capstone at Port Imperial 360 99.2% 40.0% 2,063 135,000 825 54,000 Riverpark at Harrison 141 95.7% 45.0% 450 30,192 203 13,586 Metropolitan at 40 Park 130 96.9% 25.0% 1,067 42,567 267 10,642 Metropolitan Lofts 59 94.9% 50.0% 263 18,200 132 9,100 Station House 378 93.4% 50.0% 1,740 92,391 870 46,196 Subtotal - Multifamily 2,146 96.7% 54.9% $12,470 $590,195 $6,966 $313,342 Retail/Hotel Hyatt Regency Jersey City 351 65.2% 50.0% $3,188 $100,000 $1,594 $50,000 Total Operating $15,658 $690,195 $8,560 $363,342 Other Unconsolidated JVs $320 – $159 – Total Unconsolidated JVs $15,978 $690,195 $8,719 $363,342 Notes: See “Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre”. 1. Amounts represent the Company’s share based on ownership percentage. 2. The sum of property-level revenue, straight-line and ASC 805 adjustments; less: operating expense, real estate taxes and utilities. 21 Unconsolidated Joint Ventures $ in thousands

Multifamily Portfolio 22

Operating Portfolio - Multifamily

$ in thousands, except per home

	Location	Ownership	Apartments	Rentable SF	Avg. Size	Year Complete	Operating Highlights: Percentage Occupied Q2 2022	Percentage Occupied Q1 2022	Average Revenue per Home Q2 2022	Average Revenue per Home Q1 2022	NOI Q2 2022	NOI Q1 2022	Debt Balance
New Jersey Waterfront													
Liberty Towers	Jersey City, NJ	100.0%	648	602,210	929	2003	98.3%	97.7%	$3,496	$3,302	$4,354	$3,882	$265,000
BLVD 425	Jersey City, NJ	74.3%	412	369,515	897	2003	98.1%	96.8%	3,231	3,101	2,395	2,121	131,000
BLVD 475	Jersey City, NJ	100.0%	523	475,459	909	2011	95.6%	97.7%	3,357	3,218	3,038	2,735	165,000
BLVD 401	Jersey City, NJ	74.3%	311	273,132	878	2016	96.8%	97.7%	3,484	3,311	1,972	1,804	117,000
Soho Lofts	Jersey City, NJ	100.0%	377	449,067	1,191	2017	97.3%	95.5%	3,925	3,791	2,400	2,309	160,000
Urby Harborside	Jersey City, NJ	85.0%	762	474,476	623	2017	97.4%	98.3%	3,319	3,127	4,991	4,710	189,845
RiverHouse 9	Weehawken, NJ	100.0%	313	245,127	783	2021	100.0%	100.0%	3,178	3,187	1,855	1,852	110,000
RiverHouse 11	Weehawken, NJ	100.0%	295	250,591	849	2018	97.6%	98.0%	3,559	3,461	2,074	2,003	100,000
RiverTrace at Port Imperial	West New York, NJ	22.5%	316	295,767	936	2014	96.8%	98.1%	3,270	3,208	1,896	1,830	82,000
Capstone at Port Imperial	West New York, NJ	40.0%	360	337,991	939	2021	99.2%	100.0%	3,231	3,106	2,063	1,896	135,000
New Jersey Waterfront Subtotal		**82.4%**	**4,317**	**3,773,335**	**874**		**97.6%**	**97.9%**	**$3,402**	**$3,264**	**$27,038**	**$25,142**	**$1,454,845**
Massachusetts													
Portside at East Pier	East Boston, MA	100.0%	181	156,091	862	2015	98.3%	97.7%	$2,928	$2,832	$1,181	$1,016	$58,998
Portside II at East Pier	East Boston, MA	100.0%	296	230,614	779	2018	95.1%	95.5%	2,989	2,905	1,782	1,645	97,000
145 Front at City Square	Worcester, MA	100.0%	365	304,936	835	2018	95.6%	97.8%	2,337	2,247	1,410	1,326	63,000
The Emery	Revere, MA	100.0%	326	273,140	838	2020	96.6%	97.5%	2,490	2,427	1,429	1,376	72,000
Massachusetts Subtotal		**100.0%**	**1,168**	**964,781**	**826**		**96.2%**	**97.1%**	**$2,637**	**$2,555**	**$5,802**	**$5,363**	**$290,998**
Other													
The Upton	Short Hills, NJ	100.0%	193	217,030	1,125	2021	96.9%	98.4%	$3,846	$3,655	$1,181	$1,098	$75,000
Signature Place	Morris Plains, NJ	100.0%	197	203,716	1,034	2018	99.0%	98.5%	2,848	2,757	840	800	43,000
Quarry Place at Tuckahoe	Eastchester, NY	100.0%	108	105,551	977	2016	96.3%	98.1%	3,693	3,648	666	711	41,000
RiverPark at Harrison	Harrison, NJ	45.0%	141	124,774	885	2014	95.7%	97.2%	2,369	2,300	450	453	30,192
Metropolitan at 40 Park[1]	Morristown, NJ	25.0%	130	124,237	956	2010	96.9%	96.2%	3,243	3,076	758	538	36,500
Metropolitan Lofts	Morristown, NJ	50.0%	59	54,683	927	2018	94.9%	93.2%	3,327	3,199	263	236	18,200
Station House	Washington, DC	50.0%	378	290,348	768	2015	93.4%	94.2%	2,587	2,395	1,740	1,424	92,391
Other Subtotal		**67.4%**	**1,206**	**1,120,339**	**929**		**95.9%**	**96.4%**	**$3,011**	**$2,870**	**$5,898**	**$5,260**	**$336,283**
Operating Portfolio[2]		**82.7%**	**6,691**	**5,858,455**	**876**		**97.1%**	**97.5%**	**$3,198**	**$3,069**	**$38,738**	**$35,765**	**$2,082,126**

Notes: See "Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre". Unconsolidated joint venture income represented at 100% venture NOI. Average Revenue per Home is calculated as total apartment revenue for the quarter divided by the average percent occupied for the quarter, divided by the number of apartments and divided by three.

1. As of June 30, 2022, Priority Capital included Metropolitan at $20,914,422 (Prudential).
2. Operating Portfolio is properties that have achieved over 95% leased for six consecutive weeks. Excludes approximately 150,000 sqft of ground floor retail.

23

Commercial Location Ownership Spaces Rentable SF Year Complete Percentage Leased Q2 2022 Percentage Leased Q1 2022 NOI Q2 2022 NOI Q1 2022 Debt Balance Port Imperial Garage South Weehawken, NJ 70.0% 800 320,426 2013 N/A N/A $527 $272 $32,418 Port Imperial Garage North Weehawken, NJ 100.0% 786 304,617 2016 N/A N/A (19) (85) – Port Imperial Retail South Weehawken, NJ 70.0% 18,064 2013 88.1% 88.1% 149 128 – Port Imperial Retail North Weehawken, NJ 100.0% 8,400 2016 100.0% 100.0% 113 161 – Riverwalk at Port Imperial West New York, NJ 100.0% 30,423 2008 65.0% 65.0% 152 184 – Shops at 40 Park Morristown, NJ 25.0% 50,973 2010 69.0% 69.0% 309 341 6,067 Commercial Total 80.9% 732,903 73.5% 73.5% $1,231 $1,001 $38,485 Hotels Location Ownership Keys Year Complete Average Occupancy Q2 2022 Average Occupancy Q1 2022 ADR Q2 2022 ADR Q1 2022 NOI Q2 2022 NOI Q1 2022 Debt Balance Envue, Autograph Collection Weehawken, NJ 100.0% 208 2019 73.7% 38.8% $219 $196 $975 $(1,137) Residence Inn at Port Imperial Weehawken, NJ 100.0% 164 2018 83.7% 72.3% 204 156 711 118 Marriott Hotels at Port Imperial 100.0% 372 78.1% 53.6% $423 $351 $1,686 $(1,019) $89,000 Notes: See “Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre”. 24 Operating Portfolio - Commercial $ in thousands

Lease-Up Portfolio & Land Bank

- There is no remaining equity to be funded

$ in thousands

	Location	Ownership	Apartment Homes/ Keys	Project Capitalization - Total Costs	Debt[1]	VRE Capital	Third Party Capital	Capital as of Q2 2022 Dev Costs[2]	Debt Balance	Development Schedule Start	Initial Occupancy	Project Stabilization	Projected Stabilized Yield on Cost	Projected Stabilized NOI
Consolidated														
Haus25	Jersey City, NJ	100.0%	750	$469,510	$300,000	$169,510	-	$461,182	$291,672	Q1 2019	Q2 2022	Q1 2023	6.11%	$28,707

Land Bank	Potential Units
Hudson Waterfront	3,526
Greater NY/NJ	1,069
Boston Metro	864
Land Bank Total	**5,459**

Notes: See "Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre". NOI amounts are projected only. Lease-Up Portfolio are the assets that have commenced initial operations but have not yet achieved Project Stabilization, achieved over 95% leased for six consecutive weeks. Total Costs represents full project budget, including land and developer fees, and interest expense through project completion as evidenced by a certificate of completion or issuance of a final or temporary certificate of occupancy. VRE Capital represents cash equity that the Company has contributed or has a future obligation to contribute to a project. Projected Stabilized NOI assumes NOI at projected property revenue at 95% occupancy. Projected Stabilized Yield on Cost represents Projected Stabilized NOI divided by Total Costs.

1. Represents maximum loan proceeds.
2. Represents development costs funded with debt or capital as of June 30, 2022.

25

26 Office Portfolio

Property Listing

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations[1]	2022 Expirations SF	2022 Expirations % Total	In-Place Rent
101 Hudson	Jersey City, NJ	1,246,283	1,037,100	83.2%	$40.49	40,605	3%	$44.25
Harborside 2 & 3	Jersey City, NJ	1,487,222	1,299,986	87.4%	39.94	22,300	1%	42.00
Harborside 5	Jersey City, NJ	977,225	400,079	40.9%	43.53	9,102	1%	53.50
Harborside 6	Jersey City, NJ	231,856	47,542	20.5%	N/A	-	-	–
Total Waterfront (In-Service)		**3,942,586**	**2,784,707**	**70.6%**	**$40.68**	**72,007**	**2%**	**$44.72**
Harborside 1[2]	Jersey City, NJ	399,578	-	N/A	N/A	N/A	N/A	N/A
Total Waterfront		**4,342,164**	**2,784,707**	**64.1%**	**$40.68**	**72,007**	**2%**	**$44.72**
23 Main Street[3]	Holmdel, NJ	350,000	350,000	100.0%	18.83	-	-	-
Total Suburban		**350,000**	**350,000**	**100.0%**	**$18.83**	**-**	**-**	**-**
Total In-Service Office Portfolio		**4,292,586**	**3,134,707**	**73.0%**	**$38.24**	**72,007**	**2%**	**$44.72**

1. Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Excludes leases for amenity, parking and month-to-month tenants. Annualized base rental revenue plus escalations is based on actual June 2022 billings times 12. For leases whose rent commences after July 1, 2022 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
2. Harborside 1 was taken out of service in Q4 2019.
3. Average base rents + escalations reflect rental values on a triple net basis.

27

Leasing Rollforwards & Activity

Leasing Rollforwards

For the three months ended June 30, 2022

	Leased (%) Q1 2022	Inventory Q1 2022	Leased (SF) Q1 2022	Inventory Acquired/ Disposed	Leased (SF) Acquired/ Disposed	Expiring/ Adj. SF	Incoming SF	Net Leasing Activity	Inventory Q2 2022	Leased (SF) Q2 2022	Leased (%) Q2 2022
Waterfront	70.9%	3,942,586	2,795,843	-	-	(35,315)	24,179	(11,136)	3,942,586	2,784,707	70.6%
Suburban	100.0%	350,000	350,000	-	-	-	-	-	350,000	350,000	100.0%
Subtotals	**73.3%**	**4,292,586**	**3,145,843**	**-**	**-**	**(35,315)**	**24,179**	**(11,136)**	**4,292,586**	**3,134,707**	**73.0%**

For the six months ended June 30, 2022

	Leased (%) Q4 2021	Inventory Q4 2021	Leased (SF) Q4 2021	Inventory Acquired/ Disposed	Leased (SF) Acquired/ Disposed	Expiring/ Adj. SF	Incoming SF	Net Leasing Activity	Inventory Q2 2022	Leased (SF) Q2 2022	Leased (%) Q2 2022
Waterfront	72.0%	4,508,801	3,244,653	(566,215)	(460,352)	(165,965)	166,371	406	3,942,586	2,784,707	70.6%
Suburban	100.0%	350,000	350,000	-	-	-	-	-	350,000	350,000	100.0%
Subtotals	**74.0%**	**4,858,801**	**3,594,653**	**(566,215)**	**(460,352)**	**(165,965)**	**166,371**	**406**	**4,292,586**	**3,134,707**	**73.0%**

Leasing Activity

For the three months ended June 30, 2022

	Number of Transactions	Total SF	New Leases SF	Renewed / Other Retained (SF)	Weighted SF	Weighted Avg. Term (Yrs)	Wtd. Avg. Base Rent ($)[1]	Wtd. Avg. Costs SF Per Year ($)
Waterfront	1	24,179	24,179	-	24,179	5.7	$33.98	$2.55
Suburban	-	-	-	-	-	-	-	
Subtotals	**1**	**24,179**	**24,179**	**-**	**24,179**	**5.7**	**$33.98**	**$2.55**

1. Inclusive of escalations.

28

Top 15 Tenants

	Number of Properties	Annualized Base Rental Revenue ($'000)[1]	Company Annualized Base Rental Revenue (%)[2]	Square Feet Leased	Total Company Leased SF (%)[2]	Year of Lease Expiration
Merrill Lynch Pierce Fenner	1	$9,418	9.1%	388,207	13.1%	2027
MUFG Bank Ltd.	1	$5,689	5.5%	137,076	4.6%	2029
Collectors Universe, Inc.	1	$5,545	5.4%	146,812	4.9%	(3)
E-Trade Financial Corporation	1	$5,505	5.3%	132,265	4.5%	2031
Vonage America Inc.	1	$5,023	4.9%	350,000	11.8%	2023
Sumitomo Mitsui Banking Corp	1	$4,624	4.5%	111,105	3.7%	2036
Arch Insurance Company	1	$4,326	4.2%	106,815	3.6%	2024
Brown Brothers Harriman & Co.	1	$4,018	3.9%	114,798	3.9%	2026
First Data Corporation	1	$3,782	3.7%	88,374	3.0%	(4)
Tp Icap Americas Holdings Inc	1	$3,446	3.3%	100,759	3.4%	(5)
Cardinia Real Estate	1	$3,239	3.1%	79,771	2.7%	2032
New Jersey City University	1	$3,011	2.9%	84,929	2.9%	2035
Zurich American Ins. Co.	1	$2,915	2.8%	64,414	2.2%	2032
BETMGM, LLC	1	$2,800	2.7%	71,343	2.4%	(6)
Amtrust Financial Services	1	$2,614	2.5%	76,892	2.6%	2023
Totals		**$65,955**	**63.8%**	**2,053,560**	**69.3%**	

1. Annualized base rental revenue plus escalations is based on actual June 2022 billings times 12. For leases whose rent commences after July 1, 2022 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
2. Represents the percentage of space leased and annual base rental revenue to commercial tenants only.
3. Collectors Universe - 16,393 square feet expire in 2023; 130,419 square feet expire in 2038.
4. First Data Corporation - 8,014 square feet expire in 2026; 80,360 square feet expire in 2029.
5. Tp Icap Americas Holdings - 63,372 square feet expire in 2023; 37,387 square feet expire in 2033.
6. BETMGM - 22,300 square feet expire in 2022; 49,043 square feet expire in 2032.

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Lease Expirations

Year of Expiration/Market	Number of Leases Expiring[1]	Net Rentable Area Subject to Expiring Leases (SF)	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($'000)[2][3]	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
2022						
Waterfront	11	72,007	2.4%	$3,119	$43.32	3.0%
Total - 2022	**11**	**72,007**	**2.4%**	**$3,119**	**$43.32**	**3.0%**
2023						
Waterfront	15	352,464	11.9%	$13,395	$38.00	13.0%
Suburban	1	350,000	11.8%	$5,023	$14.35	4.9%
Total - 2023	**16**	**702,464**	**23.7%**	**$18,418**	**$26.22**	**17.9%**
2024						
Waterfront	13	215,003	7.2%	$8,569	$39.86	8.3%
Total - 2024	**13**	**215,003**	**7.2%**	**$8,569**	**$39.86**	**8.3%**
2025						
Waterfront	12	115,660	3.9%	$3,714	$32.11	3.6%
Total - 2025	**12**	**115,660**	**3.9%**	**$3,714**	**$32.11**	**3.6%**
2026						
Waterfront	9	219,408	7.4%	$8,196	$37.35	7.9%
Total - 2026	**9**	**219,408**	**7.4%**	**$8,196**	**$37.35**	**7.9%**
2027						
Waterfront	7	422,375	14.2%	$11,129	$26.35	10.8%
Total - 2027	**7**	**422,375**	**14.2%**	**$11,129**	**$26.35**	**10.8%**
2028 and thereafter						
Waterfront	32	1,222,355	41.2%	$50,130	$41.01	48.5%
TOTAL - 2028 and thereafter	**32**	**1,222,355**	**41.2%**	**$50,130**	**$41.01**	**48.5%**
Totals by Type						
Waterfront	99	2,619,272	88.2%	$98,252	$37.51	95.1%
Suburban	1	350,000	11.8%	$5,023	$14.35	4.9%
Totals/Weighted Average	**100**	**2,969,272**	**100.0%**	**$103,275**	**$34.78**	**100.0%**

1. Includes office & standalone retail property tenants only. Excludes leases for amenity, retail, parking & month-to-month tenants. Some tenants have multiple leases.
2. Annualized base rental revenue plus escalations is based on actual June 2022 billings times 12. For leases whose rent commences after July 1, 2022 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
3. Includes leases in effect as of the period end date, some of which have commencement dates in the future.

30

Notes: Veris Residential properties as of June 30, 2022. Peer comparable data as of Q2 2022 reporting. 1. Veris Residential portfolio includes Haus25, except for Same Store metrics. Same Store also excludes the Upton, RiverHouse 9 and Capstone. 2. Veris Residential is based on Same Store assets excluding Urby, Station House and RiverPark at Harrison. Peer information is based on Same Store. 3. Veris Residential as of June 30, 2022. Peer information based on Green Street as of August 1, 2022. 4. ORA Rankings as published by J Turner as of June 30, 2022. 31 Veris Residential Peer Comparison Number of Properties 22 299 75 176 254 310 292 181 27 Number of Units 7,441 89,037 25,363 60,267 62,661 80,227 98,778 58,328 8,868 Same Store NOI Growth 28.0% 17.0% 16.4% 16.5% 19.1% 16.7% 17.1% 14.7% 5.1% Net Blended Rental Growth Rate2 20.8% 13.9% 14.1% 15.3% 14.8% 15.4% 17.2% 17.4% 11.2% Same Store Average Monthly Rent per Home $3,176 $2,760 $2,589 $1,839 $2,461 $2,900 $1,529 $2,377 $1,781 Average Asset Age3 6 15 38 13 28 23 19 23 41 Capex Reserve per Home3 $855 $2,100 $4,300 $3,025 $3,150 $2,300 $2,425 $2,850 $2,500 ORA Ranking4 84.60 79.39 68.42 79.36 60.89 69.50 77.18 59.57 N/A 1

FFO, Core FFO, AFFO, NOI, Adjusted EBITDA, & EBITDAre (1) Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $2,571 and $2,533 for the three months ended June 30, 2022 and 2021, respectively and $5,242 and $4,808 for the six months June 30, 2022 and 2021, respectively. Excludes non- real estate-related depreciation and amortization of $325 and $329 for the three months ended June 30, 2022 and 2021, respectively, and $650 and $654 for the six months ended June 30, 2022 and 2021, respectively. (2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See “Information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre”. (3) Includes free rent of $1,917 and $4,464 for the three months ended June 30, 2022 and 2021, respectively and $4,118 and $8,189 for the six months ended June 30, 2022 and 2021, respectively. Also includes the Company's share from unconsolidated joint ventures of $(319) and $46 for the three months ended June 30, 2022 and 2021, respectively and $(624) and $134 for the six months ended June 30, 2022 and 2021, respectively. (4) Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year. (5) Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents and restricted cash, all at period end. (6) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,620 and 8,765 shares for the three months ended June 30, 2022 and 2021, respectively and 8,642 and 8,784 shares for the six months ended June 30, 2022 and 2021, respectively), plus dilutive Common Stock Equivalents (i.e. stock options). 32 Endnotes

Reconciliation of Net Income (Loss) to NOI (three months ended)

$ in thousands (unaudited)

	Q2 2022 Multifamily	Q2 2022 Office / Corp	Q2 2022 Total	Q1 2022 Multifamily	Q1 2022 Office / Corp	Q1 2022 Total
Net Income (loss)	**$44,677**	**$(8,027)**	**$36,650**	**$(11,354)**	**$6,827**	**$(4,527)**
Deduct:						
Real estate services income	(896)	-	(896)	(910)	-	(910)
Interest and other investment loss (income)	59	130	189	1	157	158
Equity in (earnings) loss of unconsolidated joint ventures	(2,638)	-	(2,638)	487	-	487
General & Administrative - property level	(1,137)	-	(1,137)	(688)	-	(688)
Realized and unrealized (gains) losses on disposition	-	-	-	-	-	-
(Gain) loss on disposition of developable land	(55,125)	-	(55,125)	-	(2,623)	(2,623)
(Gain) loss on sale of investment in unconsolidated joint venture	-	-	-	-	-	-
(Gain) loss from early extinguishment of debt, net	129	-	129	-	6,289	6,289
Add:						
Real estate services expenses	2,873	47	2,920	2,328	35	2,363
General and administrative	1,819	9,201	11,020	1,416	17,765	19,181
Dead deal and transaction-related costs	-	-	-	-	-	-
Depreciation and amortization	20,149	7,881	28,030	17,403	9,110	26,513
Interest expense	15,622	2,085	17,707	12,263	2,762	15,025
Property impairments	-	-	-	-	-	-
Land impairments	3,900	-	3,900	2,932	-	2,932
Net operating income (NOI)	**$29,432**	**$11,317**	**$40,749**	**$23,878**	**$40,322**	**$64,200**

Summary of Consolidated Multifamily NOI by Type (unaudited):

	Q2 2022	Q1 2022
Total Consolidated Multifamily - Operating Portfolio	$26,577	$24,678
Total Consolidated Commercial	$922	$660
Total NOI from Consolidated Properties (excl. unconsolidated JVs/subordinated interests):	$27,499	$25,338
NOI (loss) from services, land/development/repurposing & other assets	$1,933	($1,460)
Total Consolidated Multifamily NOI	**$29,432**	**$23,878**

33

Company Information, Executive Officers & Analysts

Company Information

Corporate Headquarters
Veris Residential, Inc.
Harborside 3, 210 Hudson St., Ste.
Jersey City, New Jersey 07311
(732) 590-1010

Stock Exchange Listing
New York Stock Exchange

Trading Symbol
Common Shares: VRE

Contact Information
Veris Residential, Inc.
Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311

Anna Malhari
Chief Operating Officer
E-Mail: amalhari@verisresidential.com
Web: www.verisresidential.com

Executive Officers

Mahbod Nia
Chief Executive Officer

Amanda Lombard
Chief Financial Officer

Taryn Fielder
General Counsel and Secretary

Jeff Turkanis
EVP and Chief Investment Officer

Anna Malhari
Chief Operating Officer

Gwen Marnell
Chief Accounting Officer

Equity Research Coverage

Bank of America Merrill Lynch
James C. Feldman

Citigroup
Michael Bilerman

Green Street Advisors
John Pawlowski

Truist
Michael R. Lewis

BTIG, LLC
Thomas Catherwood

Deutsche Bank North America
Derek Johnston

JP Morgan
Anthony Paolone

Evercore ISI
Steve Sakwa

Any opinions, estimates, forecasts or predictions regarding Veris Residential, Inc's performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Veris Residential, Inc. or its management. Veris Residential, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

34